UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

May 6, 2016

RINGCENTRAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

20 Davis Drive

Belmont, California 94043

(Address of principal executive offices)

(650) 472-4100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	Submission of Matters to a Vote of Security Holders.

On May 6, 2016, RingCentral, Inc. (the “Company”) held the Annual Meeting of Stockholders at the Sofitel San Francisco Bay Hotel, located at 223 Twin Dolphin Drive, Redwood City, California 94065 (the “Annual Meeting”). Stockholders of record at the close of business on March 29, 2016 (the “Record Date”) were entitled to vote at the Annual Meeting.

Each share of Class A common stock was entitled to one vote on each proposal and each share of Class B common stock was entitled to ten votes on each proposal. The Class A common stock and Class B common stock voted as a single class on all matters.

Present at the Annual Meeting in person or by proxy were holders of 52,929,054 shares of Class A common stock, representing 52,929,054 votes of Class A common stock and 10,856,538 shares of Class B common stock, representing 108,565,380 votes of Class B common stock, together representing a total of 161,494,434 votes, or more than 83% of the eligible votes, and constituting a quorum.

The stockholders of the Company voted on the following items at the Annual Meeting:

1.	To elect five directors to serve until the 2017 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016;

3.	To approve, on an advisory (non-binding) basis, the named executive officers’ compensation as disclosed in the proxy statement; and

4.	To approve, on an advisory (non-binding) basis, the frequency of advisory votes to approve the named executive officer compensation of the Company’s named executive officers.

The voting results for each of these proposals are detailed below.

Proposal 1: The Company’s stockholders elected five directors to the Board of Directors (the “Board”) to serve for a one year term until the 2017 annual meeting of stockholders. The votes for each director were as follows:

Nominee	For	Withheld	Broker Non-votes
Vladimir Shmunis	150,230,711	664,383	10,599,340
Neil Williams	150,516,364	378,730	10,599,340
Allan Thygesen	150,375,259	519,835	10,599,340
Robert Theis	150,642,234	252,860	10,599,340
Michelle McKenna-Doyle	150,763,030	132,064	10,599,340

Proposal 2. The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The votes regarding the proposal were as follows:

For	Against	Abstain	Broker Non-votes
161,183,243	74,475	236,716	0

Proposal 3. The Company’s stockholders voted in favor of the named executive officers’ compensation as disclosed in the proxy statement. The votes regarding the proposal were as follows:

For	Against	Abstain	Broker Non-votes
148,773,057	2,063,444	58,593	10,599,340

Proposal 4. The Company’s stockholders voted in favor of one year as the frequency of holding a non-binding advisory vote on named executive officers’ compensation. The votes regarding the proposal were as follows:

1 Year	2 Year	3 Year	Abstain	Broker Non-votes
147,961,834	205,317	2,603,655	124,288	10,599,340

In accordance with the stockholders’ preference, the Board intends to hold a non-binding advisory vote on named executive officers’ compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RingCentral, Inc.

By:	/s/ Clyde Hosein
Clyde Hosein
Executive Vice President and Chief Financial Officer

Date: May 12, 2016